UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 9, 2015

(Date of earliest event reported)

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52697 (Commission File Number)	26-0563295 (IRS Employer Identification No.)

14000 Summit Drive, Suite 900 Austin, Texas 78728 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2015, Xplore Technologies Corp. (the “Company”) consummated its previously announced public offering of the Company’s common stock for which Roth Capital Partners, LLC acted as the sole manager, as described more fully in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2015. The Company sold 2,300,000 shares, including the full exercise of the underwriter’s over-allotment option. The Company intends to use the approximately $12.5 million in net proceeds for general corporate purposes, including product expansion, general and administrative, manufacturing, sales and marketing expenses, and for potential acquisitions of products and/or companies that complement the Company’s business.

On March 9, 2015, the Company issued a press release announcing the closing of the offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2015 announcing the closing of the Offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Michael J. Rapisand

Michael J. Rapisand
Chief Financial Officer

Dated: March 9, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 9, 2015 announcing the closing of the Offering.